EX-4.1

                         INCORPORATED UNDER THE LAWS OF
                             THE STATE OF CALIFORNIA

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       NUMBER                                                    SHARES


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                                                         CUSIP NO. 835538 10 9
                                                       -------------------------
                                     Sonoma
                                     College

                 250,000,000 AUTHORIZED SHARES $0.0001 PAR VALUE


This is to certify that
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is the record holder of
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shares of                        SONOMA COLLEGE                     Common Stock

transferrable on the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

       Witness  the  facsimile  seal  of  the   corporation  and  the  facsimile
signatures of its duly authorized officers.

-------------------------        SONOMA COLLEGE
Dated:                              CORPORATE
-------------------------             SEAL
                                   CALIFORNIA
     /s/ [Illegible]               * * * * *                /s/ [Illegible]
           CEO                                                    COO



           COUNTERSIGNED AND REGISTERED BY
         FIRST AMERICAN STOCK TRANSFER, INC.
706 EAST BELL ROAD, Suite 202, PHOENIX, ARIZONA 85022

AUTHORIZED SIGNATURE